COMPANY ACT

ARTICLES

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ONEWORLD HOTEL DESTINATION SERVICE INC.

TABLE OF CONTENTS

PART	ARTICLE	SUBJECT	PAGE
1		INTERPRETATION	1

	1.1	Definition
	1.2	Construction of Words
	1.3	Construction of Words
	1.4	Company Act Definitions Applicable

2		SHARES AND SHARE CERTIFICATES	1-2

	2.1	Forms of Certificate
	2.2	Member entitled to Certificate
	2.3	Replacement of Lost or Defaced Certificate
	2.4	Consolidation of Certificates
	2.5	Fee for Certificates
	2.6	Recognition of Trusts

3		ALLOTMENT AND ISSUE OF SHARES	2-3

	3.1	Directors Authorized
	3.2	Commissions and Brokerage

4		SHARE TRANSFERS	3

	4.1	Transferability and Instrument of Transfer
	4.2	Submission of Instruments of Transfer
	4.3	Authority in Instrument of Transfer
	4.4	Enquiry as to Title not Required
	4.5	Transfer Fee
	4.6	Branch Registers

5		TRANSMISSION OF SHARES	3

	5.1	Personal Representatives Recognized on Death and Persons in Representative Capacity

6		ALTERATION OF CAPITAL	4

	6.1	Ordinary Resolution Required

7		PURCHASE OF SHARES	4

	7.1	Company Authorized to Purchase its Shares

8		BORROWING POWERS	4-5

	8.1	Powers of Directors
	8.2	Negotiability of Debt Obligations
	8.3	Special Rights on Debt Obligations
	8.4	Execution of Debt Obligations

9		GENERAL MEETINGS	5

	9.1	General Meetings
	9.2	Classification of General Meetings
	9.3	Calling of Meetings
	9.4	Notice of General Meetings
	9.5	Waiver of Notice
	9.6	Notice of Special Business at General Meeting

10		PROCEEDINGS	5-7

	10.1	Special Business
	10.2	Quorum
	10.3	Requirement of Quorum
	10.4	Lack of Quorum
	10.5	Chairman
	10.6	Adjournments
	10.7	Decisions by Show of Hands or Poll
	10.8	Resolution Need Not be Seconded
	10.9	Casting Vote
	10.1	Manner of Taking Poll
	10.11	Splitting Votes
	10.12	Demand for Poll
	10.13	Demand for Poll Not to Prevent Continuance of Meeting

11		VOTES OF MEMBERS	7-9

	11.1	Number of Votes Per Share or Member
	11.2	Votes by Joint Holders
	11.3	Representative of a Corporate Member
	11.4	Appointment by Proxyholders
	11.5	Execution of Proxy Instrument
	11.6	Qualification of Proxyholder
	11.7	Deposit of Proxy
	11.8	Validity of Proxy Vote
	11.9	Form of Proxy

12		DIRECTORS

	12.1	General Authority
	12.2	Number of Directors
	12.3	Share Qualification of Directors
	12.4	Remuneration and Expenses of Directors
	12.5	Right to Office and Contract with Company
	12.6	Director Acting in Professional Capacity
	12.7	Alternate Directors

13		RETIREMENT AND ELECTION OF DIRECTORS	10

	13.1	Election and Retirement
	13.2	Appointments and Elections
	13.3	Filing a Casual Vacancy

14		PROCEEDINGS OF DIRECTORS	10-12

	14.1	Meetings - Quorum - Chairman
	14.2	Call and Notice of Meetings
	14.3	Meetings by Conference Telephone
	14.4	Competence of Quorum
	14.5	Appointment of Executive Committee
	14.6	Executive Committee Authority
	14.7	Other Committees
	14.8	Validity of Meeting Where Directorship Deficient
	14.9	Majority Rule and Casting Vote
	14.1	Resolution in Writing

15		OFFICERS	12

	15.1	President and Secretary Required
	15.2	Directors Authority to Appoint

16		EXECUTION OF DOCUMENTS	12

	16.3	Seal Optional
	16.4	Official Seal
	16.5	Affixing of Seal to Documents

17		DIVIDENDS	13

	17.6	Declaration of Dividends
	17.7	Dividend Bears No Interest
	17.8	Payments in Specie and Fractional Interests
	17.9	Capitalization
	17.1	Payment of Dividends

18		ACCOUNTING RECORDS	13

	18.1	Accounts to be Kept
	18.2	Location of Accounts
	18.3	Inspection of Accounts

19		NOTICES	14

	19.1	Method of Giving Notice
	19.2	Notice to Joint Holders
	19.3	Notice to Personal Representatives
	19.4	Date Notice Deemed Effective
	19.5	Computation of Notice
	19.6	Person to Receive Notice

20		INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS, EMPLOYEES AND CERTAIN AGENTS	14-15

	20.1	Party to Legal Proceedings
	20.2	Officers - Employees - Agents
	20.3	Non-Compliance Does Not Invalidate Indemnity
	20.4	Company May Purchase Insurance
	20.5	Company Act Restrictions Apply - Invalid Provisions severable

21		PROHIBITIONS	15

	21.1	Transfers Restricted
	21.2	Membership Restricted
	21.3	Public offering Prohibited

22		RESTRICTIONS ON SHARE TRANSFERS	16-17

	22.1	Directors May Decline to Approve Transfer
	22.2	Offer to Other Members

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COMPANY ACT

ARTICLES

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ONEWORLD HOTEL DESTINATION SERVICE INC.

PART 1 - INTERPRETATION

1.1 Definition. In these Articles, unless the context otherwise requires:

(a)	"Board of Directors" or "Board" or "the directors" means the directors or the sole
director	of the Company for the time being;
(b)	"Company Act" means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(c)	"registered address" of a member means his address as recorded in the register of
members	to be kept pursuant to the Company Act;
(d)	"registered address" of a director means his address as recorded in the register of
directors	to be kept pursuant to the Company Act.

1.2 Construction of Words. Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3 Construction of Words. Words importing the singular include the plural and vice versa and words importing a male person include a female person and a corporation.

1.4 Company Act Definition Applicable. The definitions contained in the Company Act shall, with the necessary changes and so far as applicable, apply to these Articles.

PART 2 - SHARES AND SHARE CERTIFICATES

2.1 Form of Certificates. Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

2.2 Member entitled to Certificate. Any share certificate may be mailed by registered mail, postage prepaid, to the member entitled thereto at his registered address and the Company shall not be liable for any loss occasioned to the member if that share is lost or stolen. In respect of a share held jointly by several persons, delivery of a certificate for that share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all.

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2.3 Replacement of Lost or Defaced Certificate. If a share certificate:

(a)	is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and may issue a new certificate in lieuthereof;
(b)	is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and upon such indemnity and security therefor, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate;
(c)	represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue, registered in his name, two - or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

2.4 Consolidation of Certificates. If two or more certificates are surrendered by the registered owner thereof to the Company together with a written request that the Company issue one certificate registered in his name representing the aggregate of the shares represented by the certificates so surrendered, the Company shall cancel the certificates so surrendered and issue in place thereof one certificate in accordance with the request.

2.5 Fee for Certificates. There shall be paid to the Company in respect of the issue of any certificate pursuant to Articles 2.3 or 2.4 hereof such sum, if any, as the directors may from time to time prescribe.

2.6 Recognition of Trusts. Except as required by law or statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the member.

PART 3 – ALLOTMENT AND ISSUE OF SHARES

3.1 Directors Authorized. Subject to the requirements of the Company Act with respect to pro rata offerings (if applicable) and otherwise and subject to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the allotment and issue of shares, whether in the original or any increased capital of the Company, shall be under the control of the directors who may allot, otherwise dispose of or grant options on shares authorized but not yet allotted at any time, to any person including a director, in the manner, upon the terms and conditions and at the price or for the consideration as the directors, in their absolute discretion, may determine.

3.2 Commissions and Brokerage. The directors may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure

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subscriptions, whether absolutely or conditionally, for any shares in the Company, provided that the rate of the commission or discount shall not in the aggregate exceed 25% of the subscription price of those shares or an amount equivalent to that percentage. The directors may also pay such brokerage as may be lawful.

PART 4 - SHARE TRANSFERS

4.1 Transferability and Instrument of Transfer. Subject to the restrictions, if any, set forth in these Articles, any member may transfer his shares by instrument in writing executed by or on behalf of that member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, provided on the back of the Company's form of share certificate or in any other form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share.

4.2 Submission of Instruments of Transfer. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing it together with the share certificate which accompanied it when tendered for registration.

4.3 Authority in Instrument of Transfer. The signature of a member or of his duly authorized attorney on the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its transfer agent or registrar. .

4.4 Enquiry as to Title not Required. Neither the Company nor any of its directors, officers or agents shall be bound to enquire into any title of the transferee of any shares to be transferred and none of them shall be liable to any person for registering the transfer.

4.5 Transfer Fee. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the directors may from time to time prescribe.

4.6 Branch Registers. The Company, if a reporting company, may keep outside the Province of British Columbia branch registers of members.

PART 5 - TRANSMISSION OF SHARES

5.1 Personal Representative Recognized on Death and Persons in Representative Capacity. Where there are joint members in respect of a share and in the case of the death or bankruptcy of one of the joint members, the legal personal representative of the deceased or the trustee in bankruptcy of the bankrupt member, as the case may be, and the surviving joint member shall be the only persons recognized by the Company as having any title to or interest in the shares so held jointly.

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PART 6- ALTERATION OF CAPITAL

6.1 Ordinary Resolution Required. The Company may by ordinary resolution amend its memorandum to increase the share capital of the Company by:

(a)	creating shares with par value or shares without par value, or both;
(b)	increasing the number of shares with par value or shares without par value, or both; or
(c)	increasing the par value of a class of shares with par value, if no shares of that class are issued.

PART 7 - PURCHASE OF SHARES

7.1 Company Authorized to Purchase its Shares. Subject to the provisions of the Company Act with respect to pro rata purchase and to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors, purchase any of its shares at the price and upon the terms specified in that resolution. The Company may, by a resolution of the directors, sell any of its shares so purchased at the price and upon the terms specified in that . resolution. The Company may, by a resolution of the directors, Surrender by way of gift any of its shares purchased by the Company. -

PART 8 - BORROWING POWERS

8.1 Powers of Directors. The directors may from time to time at their discretion authorize the Company to: o:

(a)	borrow any sum of money;
(b)	guarantee the repayment of any sum of money borrowed by any person or corporation; and
(c)	guarantee the performance of any obligation of any person or corporation;

and may raise or secure the repayment of any sum of money so borrowed or guaranteed or any obligation so guaranteed in any manner and upon any terms and conditions as they may think fit and in particular and without limiting the generality of the foregoing by the issue of bonds, debentures or other debt obligations or by the granting of any mortgages or other security on the undertaking of the whole or any part of the property of the Company, both present and future.

8.2 Negotiability of Debt Obligations. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3 Special Rights on Debt Obligations. The directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise

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and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue

8.4 Execution of Debt Obligations. If the directors so authorize or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of those directors or officers printed or otherwise mechanically reproduced thereon and in either case shall be as valid as if signed manually and every bond, debenture or other debt obligation so bearing facsimile signatures of directors or officers of the Company shall be manually signed, countersigned or certified by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company duly authorized by the directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any person whose facsimile signature is so used shall have ceased to hold the office that he is stated on any bond, debenture or other debt obligation to hold at the date of the actual issue thereof that bond, debenture or other debt obligation shall be valid and binding on the Company.

PART 9 - GENERAL MEETINGS

9.1 General Meetings. Every general meeting shall be held at such time and place as the directors may determine.

9.2 Classification of General Meetings. Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.3 Calling of Meetings. The directors may whenever they think fit convene an extraordinary general meeting. *

9.4 Notice of General Meetings. Notice of a general meeting shall specify the time and place of the meeting and in case of special business the general nature of that business. The accidental omission to give notice of any meeting to or the non-receipt of any such notice by any person as may by law or under these Articles be entitled to that notice shall not invalidate any proceedings at that meeting.

9.5 Waiver of Notice. Members entitled to notice of a general meeting may waive the requirement of notice convening the meeting by unanimous consent in writing and may do so before, during or after the meeting.

9.6 Notice of Special Business at General Meeting. If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at a place in the Province of British Columbia specified in that notice during business hours in any working day or days prior to the date of the meeting.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1 Special Business. All business at a general meeting shall be deemed to be special business except the consideration of the financial statements and the reports of the directors and

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auditors, the election of directors, the appointment of the auditors and such other business as under these Articles ought to be transacted at an annual general meeting or any business which is brought under consideration by the report of the directors.

10.2 Quorum. Save as provided in Article 104 a quorum for a general meeting shall be two individuals who are members, proxy holders representing members or duly authorized representatives of corporate members personally present and representing shares aggregating not less than 10% of the issued shares of the Company entitled to be voted at that meeting.

10.3 Requirement of Quorum. No business other than the election of a chairman and the adjournment or termination of the meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the meeting but the quorum need not be present throughout the meeting.

10.4 Lack of Quorum. If within 1/2 hour from the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened by requisition of the members, shall be terminated; and
(b)	in any other case, unless the meeting shall be terminated, shall stand adjourned to the same day in the next week at the same time and place.

If at the adjourned meeting a quorum is not present within 1/2 hour from the time appointed, the member or members present in person, by proxy or by authorized representative shall be a quorum.

10.5 Chairman. The Chairman of the Board, if any, or in his absence the President shall be entitled to act as chairman at every general meeting. If at any general meeting the Chairman of the Board, if any, and the President are not present within 15 minutes after the time appointed for holding the meeting or if neither is willing to act as chairman, the directors present shall choose one of their number to act as chairman. If no director is present or if all the directors present decline to act as chairman or shall fail to so choose, the persons present shall choose one of their number to act as chairman.

10.6 Adjournments. The chairman of the meeting may, with the consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. If a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of a general meeting. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at any adjourned meeting.

10.7 Decisions by Show of Hands or Poll. Every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the chairman or demanded by a member entitled to vote who is present in person, by proxy or by authorized representative. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll and that decision shall be entered in the minute book of the Company. A declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against that resolution.

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10.8 Resolution Need Not be Seconded. No resolution proposed at a meeting need be seconded and the chairman of any meeting shall be entitled to move or second a resolution.

10.9 Casting Vote. In case of an equality of votes upon a resolution, the chairman shall not, either on a show of hands or on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

10.10 Manner of Taking Poll. Subject to Article 10.12, if a poll is duly demanded it shall be taken at once or in the manner and at the time, within seven days from the date of the meeting, and place as the chairman of the meeting shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote the chairman shall conclusively determine whether that vote shall be admitted or rejected.

10.11 Splitting Votes. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.12 Demand for Poll. A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

10.13 Demand for Poll Not to Prevent Continuance of Meeting. The demand for a poli shall not prevent the continuance of a meeting for the transaction of any business other than the: question on which a poll has been demanded.

PART 11 - VOTES OF MEMBERS

11.1 Number of Votes Per Share or Member. Subject to any special rights or restrictions for the time being attached to any share contained herein or in the Memorandum of the Company, on a show of hands every member present in person, by proxy or by authorized representative shall have one vote and on a poll every member entitled to vote on that poll shall have one vote for every share he holds.

11.2 Votes by Joint Holders. Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting in person, by proxy or by authorized representative, the joint member so present whose name stands first on the register of members in respect of the share shall alone be entitled to vote in respect of that share. For the purpose of this Article 11.2, several executors or administrators of a deceased member in whose sole name any share stands shall be deemed joint members.

11.3 Representative of a Corporate Member. A corporation, not being a subsidiary, that is a member may vote by its proxyholder or by its duly authorized representative who is entitled to speak and vote and in all other respects exercise the rights of a member.

11.4 Appointment of Proxyholders. A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him at the same general meeting and in so doing he shall specify the number of shares that each proxyholdershall be entitled to vote.

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11.5 Execution of Proxy Instrument. A proxy or an instrument appointing a duly authorized representative of a corporation shall be in writing under the hand of the appointor or of his attorney or, if the appointor is a corporation, under the hand of a duly authorized officer or attorney of that corporation.

11.6 Qualification of Proxyholder. Any person of full age may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings and to the extent permitted by the Company Act.

11.7 Deposit of Proxy. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice calling the meeting not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote or shall be deposited with the chairman prior to the commencement of the meeting. In addition to any other method of depositing proxies provided for in these Articles the directors may from time to time make regulations:

(a)	permitting the depositing of proxies at some place or places other than the place at which a meeting or adjourned meeting of members is to be held;
(b)	providing for particulars of those proxies to be cabled or telegraphed or sent in writing before a meeting or an adjourned meeting to the Company or any agent of the Company for the purpose of receiving those particulars; and
(c)	providing that particulars of those proxies may be voted as though the proxies themselves were produced to the chairman of the meeting or of the adjourned meeting as required by this Article 11.7.

Votes given in accordance with proxies and particulars of proxies so deposited shall be valid and counted.

11.8 Validity of Proxy Vote. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death, bankruptcy or insanity of the member or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that prior to the meeting no notice in writing of the death, bankruptcy, insanity, revocation or transfer as aforesaid shall have been received at the registered office of the Company or by the chairman of the meeting or of the adjourned meeting at which the vote was given.

11.9 Form of Proxy. Unless in the circumstances the Company Act requires any other form of proxy, a proxy appointing a proxyholder, whether for a specified meeting or otherwise, shall be in the following form or in any other form that the directors shall approve:

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(Name of Company)

The undersigned hereby appoints _____________________________________________________________________ of ______________________ or failing him ____________________________________________________________ _______________________ of _____________________________________________________________________ as proxyholder for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the ____ day of ________, 19__, and at any adjournment of that meeting.

Signed this __ day of ________, 19__.

____________________________

         (Signature of Member)

PART 12 - DIRECTORS

12.1 General Authority. Subject to these Articles the directors may exercise all powers and do all acts and things as the Company is by the Company Act, its Memorandum, these Articles or otherwise authorized to exercise and do and which are not by these Articles, by statute or otherwise lawfully directed or required to be exercised or done by the Company by special resolution or ordinary resolution.

12.2 Number of Directors. The number of directors may be determined by ordinary resolution. The number of directors may be changed from time to time by ordinary resolution whether previous notice thereof has been given or not. If at any time the Company becomes a reporting Company the number of directors fixed pursuant to these Articles is less than three, then the number of directors shall be deemed to have been increased to three.

12.3 Share Qualification of Directors. A director shall not be required to have any share qualification.

12.4 Remuneration and Expenses of Directors. The remuneration of the directors as such may from time to time be determined by the directors. Any remuneration of a director shall be in addition to any salary or other remuneration paid to him as an officer or employee of the Company. Every director shall be repaid such reasonable expenses as he may incur in and about the business of the Company. Other than remuneration for professional services described in Article 12.6 hereof, if any director shall perform any services for the Company that in the opinion of the directors are outside the ordinary duties of a director or if he shall be specifically occupied in or about the Company's business other than as a director, he may be paid a remuneration to be fixed by the directors. The remuneration so fixed may be either in addition to or in substitution for any other remuneration that he may be entitled to receive and the additional remuneration shall be charged as part of ordinary working expenses of the Company. Unless otherwise determined by ordinary resolution the directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company, to his spouse or to his dependants and they may also make any contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance in respect of that director.

12.5 Right to Office and Contract with Company. A director may hold any office or place of profit in the Company, other than auditor, in conjunction with his office of director for the period and on such terms as the directors may determine. Subject to compliance with the Company

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Act, no director or intended director shall be disqualified by his office from contracting with the Company with regard to his tenure of office or place of profit or as vendor, purchaser or otherwise.

12.6 Director Acting in Professional Capacity. Any director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

12.7 Alternate Directors. Any director may from time to time appoint any person who is approved by resolution of the directors to be his alternate director provided that that approval shall not be required if a director is appointed alternate director for another director. The appointee, while he holds office as an alternate director, shall be entitled to notice of meetings of the directors and, in the absence of the director for whom he is an alternate, to attend and vote thereat as a director and shall not be entitled to be remunerated otherwise than out of the remuneration of the director appointing him. Any director may make or revoke an appointment of his alternate director ‘by notice in writing, by telegram or by cable to be delivered or addressed, postage or other charges prepaid, to the registered office of the Company. A person may act as an alternate for more than one director at any given time and a director may act as an alternate director for any other director.

No person shall act as an alternate director unless he qualifies under the Company Act to act as a director of the Company.

PART 13 - RETIREMENT AND ELECTION OF DIRECTORS

13.1 Election and Retirement. The members may elect or appoint directors at any time and from time to time.

13.2 Appointments and Elections. At each annual general meeting all the directors shall retire and the members shall elect or appoint a Board of Directors consisting of the number of directors for the time being fixed pursuant to these Articles. If the Company is not a reporting company and in lieu of holding any annual general meeting all the members entitled to attend and vote at that meeting consent in writing to all the business required to be transacted at that meeting including the election or appointment of directors, all the directors in office prior to the effective date of that consent in writing shall be deemed to have retired on that date. Any retiring director shall be eligible for re-election or re-appointment,

13.3 Filling a Casual Vacancy. The directors may at any time and from time to time appoint any person as a director to fill a casual vacancy on the Board or a vacancy resulting from an increase of the number of directors, except where the members have done so pursuant to Article 13.1.

PART 14 - PROCEEDINGS OF DIRECTORS

14.1 Meetings - Quorum - Chairman. The directors may meet together at such places as they think fit for the dispatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum shall be a majority of the Board. The Chairman of the Board, if any, or in his absence the President of the Company shall be entitled to act as chairman of every meeting of the Board but if at any meeting the Chairman of the Board, if any, and the President shall not be present within 15 minutes after the time appointed for holding

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the meeting, or if neither is willing to act as chairman, the directors present shall choose one of their number to act as chairman. A director interested shall be counted in a quorum notwithstanding his interest. An alternate director who is entitled to attend a meeting of the directors shall be counted in the quorum for that meeting.

14.2 Call and Notice of Meetings. A director may at any time and the Secretary upon the written request of a director shall call a meeting of the directors. Notice thereof specifying the time and place of that meeting may be mailed, postage prepaid, addressed to each of the directors at his registered address or may be given to each director either personally or by leaving it at his usual business or residential address, or by telegram, telex or other method of transmitting visually recorded messages or by telephone. Notices shall be given at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances. It shall not be necessary to give to any director notice of a meeting of directors immediately following a general meeting at which that director has been elected or notice of a meeting of directors at which that director was appointed. Accidental omission to give notice of a meeting of directors to or the non-receipt of notice by any director shall not invalidate the proceedings at that meeting.

14.3 Meetings by Conference Telephone. The directors or any committee thereof may hold meetings by means of conference telephone or any other communication facility whereby all persons participating in the meeting can hear each other and make themselves heard, provided that all such persons agree to such participation. Subject to the foregoing, a meeting of the directors or any committee thereof shall be deemed to have been held provided all participants have agreed at the commencement thereof that such communication shall be considered to be a meeting of the directors or a committee thereof, as the case may be. A director participating in a meeting in accordance with this Article shall be deemed to be present thereat and to have so agreed and shall be counted in the quorum therefor and shall be entitled to speak and vote thereat.

14.4 Competence of Quorum. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors.

14.5 Appointment of Executive Committee. The directors may from time to time elect from their number an Executive Committee and may dissolve or reconstitute the Executive Committee and make regulations in regard thereto.

14.6 Executive Committee Authority. During intervals between meetings of the directors the Executive Committee, if any, shall possess and may exercise, subject to any restrictions, limitations or regulations imposed by the directors, all the powers of the directors in the management and direction of the operations of the Company, save and except only those acts that are required by law to be performed by the Board of Directors and shall exercise those powers in accordance with specific directions given by the Board of Directors and in the absence of any such direction, in the manner as the Executive Committee may think fit.

14.7 Other Committees. The directors may from time to time by resolution constitute, dissolve or reconstitute standing committees and other committees consisting of such persons as the directors may determine. Every committee so constituted shall have the authorities, powers and discretions which may be delegated to it by the directors and shall act in accordance with regulations which the directors may impose upon it.

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14.8 Validity of Where Directorship Deficient. All acts done by any director or by any member of a committee constituted by the directors shall, notwithstanding that it is discovered afterwards that there was some defect in the appointment of any person so acting or that he was disqualified, be valid.

14.9 Majority Rule and Casting Vote. Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a casting vote.

14.10 Resolution in Writing. A resolution consented to in writing by every director or every member of any committee constituted by the directors shall be as valid as if it had been passed at a duly called and held meeting of directors or of that committee, as the case may be. The resolution may be in counterparts each consented to in writing by one director or more than one director or one member or more than one member of the committee, as the case may be, which together shall be deemed to constitute one resolution.

PART 15 - OFFICERS

15.1 President and Secretary Required. The directors shall appoint or elect a President and a Secretary and may appoint or elect such other officers of the Company as they may think fit, none of whom other than the Chairman of the Board, if any, and the President need be a director.

15.2 Directors Authority to Appoint. The officers of the Company shall be appointed or elected on such terms and conditions as the directors may think fit.

PART 16 - EXECUTION OF DOCUMENTS

16.1 Seal Optional. The directors may provide a common Seal for the Company and may provide for its use. The directors shall have power to destroy the common seal and may provide a new common seal.

16.2 Official Seal. The directors may provide for use in any other province, state, territory or country an official seal which shall have on its face the name of the province, state, territory or country where it is to be used.

16.3 Affixing of Seal to Documents. The directors shall provide for the safe custody of each of the Company's seals, if any, which shall not be affixed to any instrument except by the authority of a resolution of the directors and by such person or persons as may be prescribed in and by that resolution and the person or persons so prescribed shall sign every instrument to which the seal of the Company is affixed in his or their presence, provided that a resolution directing the general use of a seal, if any, may at any time be passed by the directors and shall apply to the use of that seal until countermanded by another resolution of the directors. In the absence of any resolution so authorizing the use of any seal, any seal of the Company may be affixed to any document that requires the seal of the Company in the presence of all the directors.

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PART 17 - DIVIDENDS

17.1 Declaration of Dividends. The directors may declare dividends and fix the date of record therefor and the date for payment thereof. No date of record for any dividend shall precede the date of payment thereof by more than the maximum number of days permitted by the Company Act. No notice need be given of the declaration of any dividend. If no valid date of record is fixed, the date of record shall be deemed to be the same date as the date of payment of the dividend.

17.2 Dividend Bears No Interest. No dividend shall bear interest against the Company.

17.3 Payment in Specie and Fractional Interests. The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares or bonds, debentures or other debt obligations of the Company or in any one or more of those ways and where any difficulty arises in regard to the distribution the directors may settle the same as they think fit. The directors may fix the value for distribution of specific assets and may vest any of those specific assets in trustees upon such trusts for the persons entitled thereto as the directors think fit. Notwithstanding the foregoing, if any dividend results in any member being entitled to a fraction of a share, bond, debenture or other debt obligation of the Company, the directors may pay that member in place of that fraction of a share, bond, debenture or other debt obligation the cash equivalent thereof. The directors may arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of fractions of shares, bonds, debentures or other debt obligations of the Company on behalf of members entitled thereto.

17.4 Capitalization. Notwithstanding anything contained in these Articles the directors may capitalize any retained earnings or other amounts available for distribution to the members of the Company,

17.5 Payment of Dividends. Any dividend payable in cash by the Company may be paid by cheque or warrant mailed to the registered address of the member or in the case of joint members to the registered address of the joint member first named on the register of members or to such person or to such address as any member may direct in writing. Every cheque or warrant shall be made payable to the order of the person to whom it is sent and in the case of joint members to those joint members.

PART 18 - ACCOUNTING RECORDS

18.1 Accounts to be Kept. The directors shall cause accounting records to be kept as necessary to record properly the financial affairs and condition of the Company and to comply with the provisions of statutes applicable to the Company. -

18.2 Location of Accounts. The directors shall determine the place at which the accounting records of the Company shall be kept and those records shall be open to the inspection of any director during the normal business hours of the Company.

18.3 Inspection of Accounts. Unless otherwise determined by ordinary resolution no member as such shall have the right to inspect the accounting records of the Company.

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PART 19 - NOTICES

19.1 Method of Giving Notice. A notice may be given to any member or director either personally or by sending it by mail, postage prepaid, addressed to the member or director at his registered address.

19.2 Notice to Joint Holders. A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

19.3 Notice to Personal Representatives. A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it by mail, postage prepaid, addressed to him by name or by the title of personal representative of the deceased or trustee in bankruptcy of the bankrupt or by any like description as the case may be, at the address, if any, supplied for that purpose by the person claiming to be so entitled and until that address has been so supplied any notice may be given by the Company in any manner in which it might have been given if the death or bankruptcy had not occurred and notice so given shall be sufficient notice to the personal representative or the trustee in bankruptcy, as the case may be.

19.4 Date Notice Deemed Effective. If a notice or document is sent by mail, postage prepaid, service thereof shall be deemed to have been effected on the day, Saturdays and holidays excepted, following the date of mailing.

19.5 Computation of Notice. If a number of days' notice is required to be given, the day of service and the day of the meeting, act or event shall not be counted in the number of days required. This Article 19.5 shall not apply to a notice calling a meeting of directors pursuant to Article 14.2.

19.6 Persons to Receive Notice. Notice of every general meeting shall be given in the manner authorized by these Articles to:

(a)	every member holding a share or shares carrying the right to vote at that meeting on the record date or, if no record date was established by the directors, on the date of the mailing;
(b)	the personal representative of a deceased member if entitled to notice by the Company Act;
(c)	the trustee in bankruptcy of a bankrupt member if entitled to notice by the Company Act; and
(d)	the auditor.

No other person is entitled to receive notices of general meetings.

PART 20 - INDEMINIFICATION AND PROTECTION OF DIRECTORS

OFFICERS, EMPLOYES AND CERTAIN AGENTS

20.1 Party to Legal Proceedings. The Company shall indemnify a director or former director of the Company and his heirs and personal representatives and the directors may cause the

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Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and his heirs and personal representatives against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including any amount paid by him to settle an administrative action or proceeding to which he is made a party by reason of his being or having been a director of the Company or a director of that corporation, including any action brought by the Company or that corporation. The Company shall apply to the Court for all approvals of the Court which may be required to make the indemnity herein effective and enforceable. Every person on being elected or appointed a director shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.2 Officers - Employees - Agents. The directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder, notwithstanding that he may also be a director, and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him and resulting from his acting as an officer, employee or agent of the Company or that corporation. In addition, the Company shall indemnify the Secretary and any Assistant Secretary of the Company, notwithstanding that any of them may also be a director and their respective heirs and personal representatives against all costs, charges and expenses whatsoever incurred by any of them and arising out of the duties assigned to the Secretary by the Company Act or these Articles and each person on being elected or appointed Secretary or Assistant Secretary shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.3 Non-Compliance Does Not Invalidate Indemnity. The failure of a director or officer of the Company to comply with the Company Act, the Memorandum of the Company or these Articles shall not invalidate any indemnity to which he is entitled under this Part 20.

20.4 Company May Purchase Insurance. The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs and personal representatives against any liability incurred by him in that capacity.

20.5 Company Act Restrictions Apply - Invalid Provisions Severable. The provisions of this Part 20 shall be subject in all respects to the Company Act and if by reason thereof any of these Articles shall be void, illegal or invalid the remaining provisions of these Articles shall be construed and take effect as if that void, illegal or invalid provision had never been contained herein.

PART 21 - PROHIBITIONS

21.1 Transfers Restricted. No transfer of shares shall be entered in the register of members without the prior approval of the directors.

21.2 Membership Restricted. The number of members of the Company at any time, exclusive of persons who are in the employment of the Company and of persons who were members while in the employment of the Company and continue to be members after the termination of their employment, shall not exceed 50. For purposes of this article, two or more persons holding one or more shares jointly shall be counted as a single shareholder.

21.3 Public Offering Prohibited. The Company shall not offer shares, bonds, debentures or debt obligations issued by it to the public for subscription.

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PART 22 - RESTRICTION ON SHARE TRANSFERS

22.1 Directors May Decline to Approve Transfer. Notwithstanding anything contained in these Articles the directors may in their absolute discretion decline to approve any transfer of shares and shall not be required to disclose their reasons therefor.

22.2 Offer to Other Members. Subject to Article 22.1 shares in the capital of the

Company shall not be transferred except under the following conditions:

(a)	A person (herein called the "proposing transferor") desiring to transfer any shares in the Company shall give notice in writing (herein called the "transfer notice") to the Company that he desires to transfer those shares. The transfer notice shall specify the price which shall be expressed in lawful money of Canada and the terms of payment upon which the proposing transferor is prepared to transfer those shares and shall constitute the Company his agent for the sale thereof to any member or members of the Company at the price and upon the terms of payment so specified. The transfer notice shall also state whether the proposing transferor has had an offer to purchase those shares or any of them from or proposes to sell those shares or any of them to any particular person or persons who are not members and if so, the names and addresses of those persons shall be specified in the transfer notice. The transfer notice shall constitute an offer by the proposing transferor to the other members of the Company holding shares in the class or classes included in the transfer notice and shall not be revocable except with the sanction of the directors. If the transfer notice pertains to shares of more than one class, then the price and terms of payment for each class of shares shall be stated separately in the transfer notice.
(b)	The directors shall forthwith upon receipt of the transfer notice transmit a copy of it to each member, other than the proposing transferor, holding shares of the class or classes set forth in the transfer notice and request that member to state in writing within 28 days from the date of the transfer notice whether he is willing to purchase any of the shares offered in the transfer notice and if so, the maximum number he is willing to purchase. A member shall only be entitled to purchase shares of the class or classes of shares held by him. -
(c)	Upon the expiration of the 28 day notice period provided in Article 22.2(b) if the directors shall have received from the members entitled to receive the transfer notice sufficient acceptances to purchase all the shares offered in the transfer notice, the directors shall thereupon apportion those shares among the members so accepting pro rata in proportion to the number of shares held by each of them respectively and in the case of more than one class of shares, then pro rata in respect of each class. If the directors shall not have received sufficient acceptances to purchase all the shares offered in the transfer notice they may, but only with the consent of the proposing transferor who shall not be obliged to sell in the aggregate less than all the shares offered in the transfer notice, apportion the shares offered in the transfer notice among the members accepting pro rata in proportion to the number of shares held by each of them respectively but only up to the number of shares accepted by each of them respectively. After an apportionment has been so made and upon payment of the price for the shares apportioned, the proposing transferor shall be bound to transfer those shares in accordance with that apportionment and if he fails to do so

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the Company shall cause the name of the purchasing members to be entered in the register of members as the holders of those shares and shall cancel the share certificates representing those shares whether they have been produced to the Company or not. Payment to the Company of the purchase price shall be sufficient payment by the purchasing member and entry of the transfer in the register of members shall be conclusive evidence of the validity of the transfer.
(d)	The proposing transferor shall be at liberty for a period of 90 days after the expiration of the 28 day period provided in Article 22.2(b) to transfer to any person those shares offered in the transfer notice which have not been apportioned to a member pursuant to Article 22.2(c), provided that he shall not sell any of them at a price less than that specified in the transfer notice or on terms more favourable to a purchaser than those specified in the transfer notice.
(e)	The provisions as to transfer of shares contained in paragraphs (a), (b), (c) and (d) of this Article 22.2 shall not apply;

(i) if before the proposed transfer of shares is made, consents thereto are obtained from members holding all the issued shares of the class of shares to be transferred or, where the shares to be transferred comprise more than one class of shares, if consents thereto are obtained from members of each class holding all the issued shares of the class to be transferred; or

(ii) to a transfer of shares for the purpose of effecting the appointment of a new trustee for the owner thereof if the Board is satisfied that the transfer is for that purpose.

FULL NAME OF SUBSCRIBER

/s/ Vincent Au
BUSINESSMAN
DATE: June 23, 1999

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